UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2010 (July 29, 2010)

U-Store-It Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32324	20-1024732
(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000 Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2010, U-Store-It Trust (NYSE: YSI) announced that Robert G. Blatz has joined the company as Senior Vice President of Operations.  Mr. Blatz will start his position with the Company in September, 2010.

Pursuant to the terms of his Offer Letter, Mr. Blatz will receive an annual base salary of $275,000 and will be entitled to a target performance bonus equal to 60% of his base salary and a maximum performance bonus of 90% of his base salary.  Mr. Blatz will be eligible for an annual target long-term incentive award as determined by the Company’s Compensation Committee.  For 2011, Mr. Blatz will be eligible for an annual target long-term incentive award in an amount not less than $340,000, which will be awarded through a mix of restricted shares and options.  Mr. Blatz will also receive a cash relocation payment of $75,000 and a $50,000 grant of restricted shares upon commencement of his employment.  Mr. Blatz may also become entitled to certain severance payments in the event of a change of control as set forth in his Offer Letter.  Mr. Blatz will be entitled to other customary benefits as set forth in the Offer Letter.

The summary of the material terms of the Offer Letter set forth above is qualified in its entirety by reference to the Offer Letter, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

On July 29, 2010, the Company issued a press release regarding the appointment of Mr. Blatz as the Company’s Senior Vice President of Operations.  A copy of the press release is filed  herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Offer Letter between Robert Blatz and U-Store-It Trust dated July 13, 2010
99.1	Press Release dated July 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: July 29, 2010
	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President - Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between Robert Blatz and U-Store-It Trust dated July 13, 2010
99.1	Press Release dated July 29, 2010